UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2011

A123 Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34463	04-3583876
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

A123 Systems, Inc. Arsenal on the Charles 321 Arsenal Street Watertown, Massachusetts	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-778-5700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Registrant today announced that John Granara, 42, the Vice President, Finance and Corporate Controller of the Registrant, has been appointed by the Board of Directors to serve as acting principal financial officer and interim Chief Financial Officer, effective January 14, 2011 replacing Mr. Michael Rubino. Mr. Granara will perform these duties in addition to his current duties as principal accounting officer.

Mr. Granara has served as the Registrant’s Vice President, Finance and Corporate Controller since January 2010. From November 2007 to December 2009, Mr. Granara served as the Registrant’s Corporate Controller. Mr. Granara served as Vice President, Finance and Corporate Controller for Authorize.Net Holdings Inc. (formerly Lightbridge, Inc.), a provider of transaction and payment processing services, from July 2005 to November 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A123 SYSTEMS, INC.

Date: January 14, 2011	By:	/S/ Eric J. Pyenson
Eric J. Pyenson
Vice President and General Counsel